UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2019

RA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37926	26-2908274
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

87 Cambridgepark Drive
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(617) 401-4060

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RARX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

As previously reported, Ra Pharmaceuticals, Inc., a Delaware corporation (the “Company”), UCB S.A., a société anonyme formed under the laws of Belgium (“UCB”), and Franq Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of UCB (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of October 9, 2019 providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of UCB. In connection with the Merger, on October 23, 2019, Ra Pharma and UCB filed the notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice.  Following informal discussions with the FTC, UCB voluntarily withdrew its notification and report form effective November 22, 2019.  UCB intends to re-file such form by November 26, 2019 which will restart the 30-calendar-day waiting period under the HSR Act.  The withdrawal and refiling are standard procedural steps that provide the FTC with additional time to complete its review of the proposed Merger. The Company continues to anticipate that the Merger will be consummated by the end of the first quarter of 2020, assuming satisfaction or waiver of all of the conditions to the Merger.

Important Additional Information and Where to Find It

This report may be deemed solicitation material in respect of the Merger. In connection with the Merger, the Company filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2019 a Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy Statement”) and commenced mailing the Definitive Proxy Statement to the stockholders of the Company on or about November 15, 2019. The Special Meeting of the stockholders of the Company is currently scheduled to be held on December 17, 2019. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, UCB AND THE MERGER. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov, on the Company’s internet website at https://rapharma.com or by sending a written request to the Company at 87 Cambridgepark Drive, Cambridge, Massachusetts 02140, Attention: Legal.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed Merger is set forth in the Definitive Proxy Statement.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Merger and the ability to consummate the Merger. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions and comparable terminology intended to identify forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the Company may be unable to obtain stockholder approval as required for the Merger; (ii) conditions to the closing of the Merger may not be satisfied and required regulatory approvals may be delayed or not be obtained; (iii) the Merger may involve unexpected costs, liabilities or delays; (iv) the business of the Company may suffer as a result of uncertainty surrounding the Merger; (v) the outcome of any legal proceedings related to the Merger; (vi) the Company may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and (viii) other risks to the consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. If the Merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA PHARMACEUTICALS, INC.

Date: November 25, 2019	By:	/s/ David C. Lubner
David C. Lubner
Executive Vice President and Chief Financial Officer